
                 SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                                     (UNAUDITED)

                                     EXHIBIT 11
                                   --------------

                              Basic Earnings per Share

                                                Three Months Ended
                                                    March 31,
                                           ----------------------------
                                               2000            1999
                                           ------------    ------------
Weighted average number of common
  shares outstanding                         12,020,446      11,580,828
                                           ============    ============

Net income                                 $  9,275,764    $  7,648,403
                                           ============    ============

Basic net income per share                 $       0.77    $       0.66
                                           ============    ============


                 SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                                    (UNAUDITED)

                                     EXHIBIT 11
                                   --------------

                             DILUTED EARNINGS PER SHARE

                                                Three Months Ended
                                                    March 31,
                                           ----------------------------
                                               2000            1999
                                           ------------    ------------
Weighted average number of common
  shares outstanding                         12,020,446      11,580,828

Shares issuable pursuant to employee
  stock option plans, less shares
  assumed repurchased at the average
  fair value during the period                  253,381         509,039

Shares issuable pursuant to the
  independent director stock option
  plan, less shares assumed repurchased
  at the average fair value during the
  period                                          3,626           3,358
                                           ------------    ------------

Number of shares for computation of
  diluted net income per share               12,277,453      12,093,225
                                           ============    ============


Net income                                 $  9,275,764    $  7,648,403
                                           ============    ============

Diluted net income per share               $       0.76    $       0.63
                                           ============    ============
